Exhibit 10.1
Eighth Amendment to
Lantheus Holdings, Inc.
2015 Equity Incentive Plan
This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of October 22, 2024.
WHEREAS, pursuant to Section 3.2 of the Plan, the Talent and Compensation Committee (the “Committee”) has the authority to interpret the terms of the Plan; and
WHEREAS, pursuant to Section 16.2 of the Plan, the Committee desires to amend Section 3.1 of the Plan to reflect the Committee’s interpretation thereof;
NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have their respective meanings ascribed to them in the Plan.

2.	Amendment. Section 3.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:
Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, or as may be required by any applicable securities or tax laws, The NASDAQ Global Market, each Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall satisfy the requirements for (i) an “independent director” under rules adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee (as defined in clauses (i) or (ii) of the definition thereof) which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder to the fullest extent permitted by law and the Company’s certificate of incorporation and bylaws.

3.
Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.
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